Exhibit 10.1

SUB-SUBLEASE FOR MULTIPLE TENANTS

To be used if there will be one or more sublessees sharing the space with each other and/or the lessee, whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building.

If the entre space (Premises) will be subleased by a single sublessee, whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building, use the Sublease for a Single Sublessee.

For the purpose of this Sub-Sublease (pages 1-7, the Addendum, and layout), the term "Sublease" as used herein will mean and refer to this "Sub-Sublease"; the term "Sublessor" as used herein will mean and refer to Triscenic Production Services, Inc. as "Sub-Sublessor"; and the term "Sublessee" as used herein will mean and refer to Second Sight Medical Products, Inc. as "Sub-Sublessee". It is also understood by the parties that this is a Sub-Sublease of the Sublease between Security Paving Company, Inc., as the original Sublessor and Triscenic Production Services, Inc., as the original Sublessee.

1. Basic Provisions ("Basic Provisions").

1.1 Parties: This Sublease ("Sublease"), dated for reference purposes only January 7, 2021, is made by and between Triscenic Production Services, Inc., a California corporation ("Sublessor") and Second Sight Medical Products, Inc., a California Corporation ("Sublessee"), (collectively the "Parties", or individually a "Party").

1.2(a) Premises: That certain portion of the Project (as defined below), commonly known as (street address, unit/suite, city, state) 13170 Telfair Avenue, Sylmar, CA ("Premises"). The Premises are located in the County of Los Angeles and consist of approximately 17,280 square feet of office space within a 38,600 square foot industrial building. In addition to Sublessee's rights to use and occupy the Premises as hereinafter specified, Sublessee shall have nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, or the utility raceways (besides network cabling conduit raceways) of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project."

1.2(b) Parking: Approximately sixty (60) unreserved and reserved vehicle parking spaces (see addendum p. 17).

1.3 Term: two (2) years and two (2) months commencing February 1, 2021 ("Commencement Date") and ending March 31, 2023 ("Expiration Date").

1.4 Early Possession: If the Premises are available Sublessee may have non-exclusive possession of the Premises commencing upon full execution of Sublease (See, Addendum Para. 14) ("Early Possession Date").

1.5 Base Rent: $17,000.00 per month ("Base Rent"), payable on the first (1st) day of each month commencing February 1, 2021.

☑If this box is checked, there are provisions in this Sublease for the Base Rent to be adjusted.

1.6 Sublessee's Share of Operating Expenses: forty-five percent (45%) ("Sublessee's Share"). In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee's Share to reflect such modification. Sublessee's Base Year Operating Expenses are included in the Base Rent.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $17,000.00 for the period February 1-28, 2021.

(b) Security Deposit: $17,510.00 ("Security Deposit").

(c) Other: N/A for ____.

(d) Total Due Upon Execution of this Lease: $34,510.00.

1.8 Agreed Use: The Premises shall be used and occupied only for general office space, research, and development and legal related activities and for no other purposes.

1.9 Real Estate Brokers.

(a) Representation: Each Party acknowledges receiving a Disclosure Regarding Estate Agency Relationship, confirms and consents to the following agency relationships in this Lease with the following real estate brokers ("Broker(s)") and/or their agents ("Agent(s)"):

Sublessor's Brokerage Firm CBRE, Inc. License No. 00409987 is the broker of (check one): ⎕the Sublessor; or ☑both the Sublessee and Sublessor (dual agent).

Sublessor's Agent Matt Dierckman License No. 01301723 is (check one): ☑the Sublessor's agent (salesperson or broker associate); or ☑ both the Sublessee's Agent and the Sublessor's Agent (dual agent).

Sublessee's Brokerage Firm CBRE, Inc. License No. 00409987 is the broker of (check one): the ⎕Sublessee; or ☑ both the Sublessee and Sublessor (dual agent).

Sublessee's Agent Craig Peters License No. 00906542 is (check one): ☑the Sublessee's Agent (salesperson or broker associate); or ☑both the Sublessee's Agent and the Sublessor's Agent (dual agent).

(b) Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement for the brokerage services rendered by the Brokers.

1.10 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by N/A ("Guarantor").

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

☑an Addendum consisting of Paragraphs 14 through 22;

☑a plot plan depicting the Premises and/or Project;

⎕a current set of the Rules and Regulations;

⎕a Work Letter;

☑a copy of the Master Lease, original Sublease between Security Paving Company and Triscenic Production.  Services, and any and all amendments to such lease and sublease (the Master Lease, original Sublease, and amendments thereto may be (collectively referred to herein as the "Master Lease");

⎕other (specify):_______.

2. Premises.

2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense.

2.3 Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.

2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Sublessor, (e) the square footage of the Premises was not material to Sublessee's decision to sublease the Premises and pay the Rent stated herein, and (f) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

(ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Americans with Disabilities Act. In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ⎕Sublessor's expense ☑Sublessee's expense.

2.6 Vehicle Parking. Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pickup trucks, with an exception for Sublessee's delivery trucks and reasonable sized vehicles required for Sublessee's use herein called "Permitted Size Vehicles." Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.

(a) Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.

(b) Sublessee shall not service or store any vehicles in the Common Areas.

(c) If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.7 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways (Sublessee shall have access to the network cabling raceways) and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roofs, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Sublessee's Rights. Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.9 Common Areas - Rules and Regulations. Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas - Changes. Sublessor shall have the right, in Sublessor's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To add additional buildings and improvements to the Common Areas;

(d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.

3. Possession.

3.1 Early Possession. Any provision herein granting Sublessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

3.3 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. Rent and Other Charges.

4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 Common Area Operating Expenses. Sublessee shall pay to Sublessor during the term hereof, in addition to the Base Rent, Sublessee's Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, in accordance with the following provisions:

(a) "Common Area Operating Expenses" are defined, for purposes of this Sublease, as those costs incurred by Sublessor relating to the operation of the Project, which are included in the following list:

(i) Costs related to the operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways,   parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) The cost of trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

(iv) Reserves set aside for maintenance and repair of Common Areas.

(v) Real Property Taxes.

(vi) Insurance premiums.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(b) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.

(c) Sublessee's Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Sublessor's estimate of the Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Sublessor shall deliver to Sublessee a reasonably detailed statement showing Sublessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year exceed Sublessee's Share as indicated on such statement, Sublessor shall credit the amount of such overpayment against Sublessee's Share of Common Area Operating

Expenses next becoming due. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year were less than Sublessee's Share as indicated on such statement, Sublessee shall pay to Sublessor the amount of the deficiency within 10 days after delivery by Sublessor to Sublessee of the statement.

4.3 Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Sublessor's sole judgment, Sublessor determines that Sublessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Sublessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Sublessor may increase Sublessee's Base Rent by an amount equal to such increased costs.

5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

6. Master Lease.

6.1 Sublessor is the Sublessee of the Premises by virtue of the original Sublease with Security Paving Co., Inc. (hereinafter the "Lessee") pursuant to the "Master Lease", wherein Western Flower Enterprises, LLC is the lessor, hereinafter the "Master Lessor".

6.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease and original Sublease.

6.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

6.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor, Lessee, and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: ____.

6.5 The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

6.6 Sublessee shall hold Sublessor and Lessee free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

6.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold

Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

6.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

7. Assignment of Sublease and Default.

7.1 Sublessor hereby assigns and transfers to Lessee and Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

7.2 Master Lessor and Lessee, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the original Sublease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Lessee then Lessee may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Lessee shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

7.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Lessee stating that a Default exists in the performance of Sublessor's obligations under the original Sublease, to pay to Lessee the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Lessee, and that Sublessee shall pay such Rent to Lessee without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

7.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor and Lessee.

8. Consent of Master Lessor and Lessee.

8.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor and Lessee signs this Sublease thereby giving its consent to this Subletting.

8.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties, then neither this Sublease, nor the Master Lessor's or Lessee's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

8.3 In the event that Master Lessor and Lessee does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Lessee from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor or Lessee of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Lessee may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Lessee's remedies against any other person or entity liable thereon to Lessee.

(e) Master Lessor and Lessee may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Lessee, at its option and without being obligated to do so, may require Sublessee to attorn to Lessee in which event Lessee shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Lessee shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Lessee be liable for any other Defaults of the Sublessor under the Sublease.

8.4 The signatures of the Master Lessor, Lessee, and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

8.5 Master Lessor and Lessee acknowledge that, to the best of Master Lessor's and Lessee's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Lessee or by Sublessor and that the Master Lease is in full force and effect.

8.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Lessee agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default if Sublessee does so within the same number of days set forth in the notice of default given to Sublessor. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

9. Additional Brokers Commissions.

9.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

9.2 If a separate brokerage fee agreement is attached then Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule attached to such brokerage fee agreement.

9.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

9.4 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third-party beneficiary of this paragraph 9.

10. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker, agent or finder (other than the Brokers and Agents, if any) in connection with this Sublease, and that no one other than said named Brokers and Agents is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

11. Attorney's fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

12. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker. Signatures to this Sublease accomplished by means of electronic signature or similar technology shall be legal and binding.

13. Accessibility; Americans with Disabilities Act.

(a) The Premises:

☑ have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

⎕ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

⎕ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards. In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b) Since compliance with the Americans with Disabilities Act (ADA) or other state and local accessibility statutes are dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION ISMADE BY AIR CRE OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE

CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLYWITH THE LAWS OF THE STATE INWHICH THE PROPERTY IS LOCATED.

1/22/2021 By Sublessor: Triscenic Production Services, Inc., a California Corporation By: /s/ Vince Gervasi Vince Gervasi Chief Executive Officer 27615 Avenue Hopkins, Valencia, CA 91355	1/22/21 By Sublessee: Second Sight Medical Products, Inc., a California Corporation By: /s/ Matthew Pfeffer Matthew Pfeffer Chief Executive Officer 13170 Telfair Avenue, Sylmar, CA 91342
BROKER CBRE, Inc. Matt Dierckman Senior Vice President 234 S Brand Blvd., Suite 800, Glendale, CA 91204 Broker DRE License #: 00409987 Agent DRE License #: 01301723	BROKER CBRE, Inc. Craig Peters Executive Vice President 234 S Brand Blvd., Suite 800, Glendale, CA 91204 Broker DRE License #: 00409987 Agent DRE License #: 00906542
Consent to the above Sublease is hereby given
By Master Lessor: Western Flower Enterprises, LLC By: /s/ Richard C. Reisman Richard C. Reisman	By Lessee Security Paving Company, Inc. By: /s/ David Corsello David Corsello Chief Financial Officer 3075 Townsgate Rd., Suite 200, Westlake Village, CA 91361

RENT ADJUSTMENT(S)

STANDARD LEASE ADDENDUM

Dated: January 7, 2021

By and Between

SubLessor: Triscenic Production Services, Inc.

SubLessee: Second Sight Medical Products, Inc.

Property Address: 13170 Telfair Avenue, Sylmar, CA

(street address, city, state, zip)

Paragraph: 21

A. RENT ADJUSTMENTS

The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

⎕ I. Cost of Living Adjustment(s) (COLA)

a. On (Fill in COLA Dates):___ the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ⎕ CPI W (Urban Wage Earners and Clerical Workers) or ⎕ CPI U (All Urban Consumers), for (Fill in Urban Area): ___, All Items (1982-1984 = 100), herein referred to as "CPI".

b. The monthly Base Rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ⎕ the first month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or ⎕ (Fill in Other "Base Month"): ____. The sum so calculated shall constitute the new monthly Base Rent hereunder, but in no event, shall any such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the Base Rent adjustment.

c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

⎕ II. Market Rental Value Adjustment(s) (MRV)

a. On (Fill in MRV Adjustment Date(s): _______ the Base Rent shall be adjusted to the "Market Rental Value" of the property as follows:

1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i) Within 15 days thereafter, Lessor and Lessee shall each select an independent third party ⎕ appraiser or ⎕ broker ("Consultant" - check one) of their choice to act as an arbitrator (Note: the parties may not select either of the Brokers that was involved in negotiating the Lease). The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The Submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.

2) When determining MRV, the Lessor, Lessee and Consultants shall consider the terms of comparable market transactions which shall include, but not be limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.

3) Notwithstanding the foregoing, the new Base Rent shall not be less than the rent payable for the month immediately preceding the rent adjustment.

b. Upon the establishment of each New Market Rental Value:

1) the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and

2) the first month of each Market Rental Value term shall become the new 'Base Month' for the purpose of calculating any further Adjustments.

☑ III. Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):                         The New Base Rent shall be:

February 1, 2022                                                          $17,510.00

B. NOTICE

Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

C. BROKER'S FEE

The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.

ADDENDUM TO THE STANDARD SUB-SUBLEASE DATED JANUARY 7, 2021 BY AND BETWEEN SECOND SIGHT MEDICAL PRODUCTS, INC., A CALIFORNIA CORPORATION (“SUBLESSEE”) AND TRISCENIC PRODUCTION SERVICES, INC., A CALIFORNIA CORPORATION (“SUBLESSOR”), AND CONSENTED TO BY SECURITY PAVING COMPANY, INC., A CALIFORNIA CORPORATION (“LESSEE AND SUBLESSOR”) AND WESTERN FLOWER ENTERPRISES LLC (“MASTER LESSOR”) FOR THE PROPERTY COMMONLY KNOWN AS 13170 TELFAIR AVENUE, SYLMAR, CALIFORNIA.

14. EARLY POSSESSION:

Upon full and complete execution of the Sub-Sublease Agreement by Sublessor, Sublessee, Lessee, and Master Lessor; delivery of Sublessee’s full payment of the advance Rent and Security Deposit to Sublessor; delivery of proper insurance coverage required under this Sub-Sublease Agreement, the original Sublease and the Master Lease (naming Master Lessor and Lessee as additional named insureds on all liability policies) to Sublessor and the placing of utilities in Sublessee’s name, Sublessee shall have the right of Early Possession to the Premises without acceleration of rental payments for the purpose of preparing the Premises for occupancy.

Sublessee shall take possession of the Premises subject to all other terms and conditions of the Sublease Agreement except for the obligation to pay Rent as limited by this paragraph.

15. RENTAL ABATEMENT:

In consideration for entering into this Agreement, the base monthly rent for the month of March, 2021 shall be one hundred percent (100%) abated and the base monthly rent for the month of March 2022 shall be fifty percent (50%) abated.

16. SUBLESSOR’S OBLIGATIONS:

Sublessor, at Sublessor’s sole cost and expense, and without recourse as against Lessee or Master Lessor, shall complete the following prior to the Sublease commencement:

a. Repair broken concrete walkway at the northwest corner entry to the building.

b. Provide a double door access from the northwest entry vestibule to the first floor office area.

17. PARKING:

The front parking area of approximately sixty (60) spaces shall be reserved for Sublessee’s use. Sublessee shall not be allowed parking or storage of any kind in the rear area of the Premises.

18. SIGNAGE:

Sublessee, at Sublessee’s sole cost and expense, shall have the right to install custom signage on the exterior of the building (or near the street), subject to Local Ordinances and with Master Lessor’s written approval prior to the installation of the sign. Sublessee shall be responsible for maintenance and repair of the signage during the Lease Term. In addition, at the end of the Lease Term, Sublessee shall be responsible for the removal of said signage and shall restore the exterior surfaces to their original condition.

19. DUAL REPRESENTATION:

Sublessor, Sublessee, Lessee, and Master Lessor acknowledge and accept that CBRE, Inc., represents both the Sublessor and Sublessee in this transaction.

20. ATTORNEY REVIEW:

Sublessor, Sublessee, Lessee, and Master Lessor hereby acknowledge and agree that this Sublease has been prepared by Broker and is hereby submitted for review by independent attorney for the respective parties.

Broker makes no representation as to the legal sufficiency, tax consequences, or suitability of the Premises for the purposes of Sublessee’s use.

Furthermore, Sublessor, Sublessee, Lessee, and Master Lessor hereby acknowledge and agree that they have been strongly advised by Broker to obtain legal and financial advice with regard to this Sublease Agreement and are not relying upon any representation(s) as such may have been made by Broker as reason(s) for executing this Sublease Agreement.

21. SUBLESSOR OBLIGATIONS:

Sublessor acknowledges and agrees that by executing this Sub-Sublease, Lessee is not releasing Sublessor from any of it obligations under the original Sublease.

22. RATIFICATION:

Except as otherwise provided in this Addendum, all provisions of the Sub-Sublease are hereby ratified and confirmed and remain in full force and effect. In the event of any conflict between the Sub-Sublease and this Addendum, this Addendum shall control. The Sub-Sublease, this Addendum, the original Sublease, and the Master Lease Agreement constitute the entire agreement of Sublessee and Sublessor with respect to Sublessee’s rental of the Premises from Sublessor, superseding all prior negotiations, discussions, drafts and documents.

Sub-sublessee: Second Sight Medical Products, Inc. By: /s/ Matthew Pfeffer Matthew Pfeffer Date: 1/22/2021	SUB-SUBLESSOR: Triscenic Production Services, Inc. By: /s/ Vince Gervasi Vice Gervasi Date: 1/22/21
LESSEE: Security Paving Company, Inc. By: /s/ David Corsello Date: 1/22/2021	MASTER LESSOR: Western Flower Enterprises, LLC By: /s/ Richard C. Reisman Date: 1/22/2021